ZENITH ELECTRONICS CORPORATION

                         Common Stock, $1.00 par value

                      AMENDMENT TO SALES AGENCY AGREEMENT
                      -----------------------------------


                                                        February 4, 1994




KIDDER, PEABODY & CO.
  INCORPORATED
10 Hanover Square
New York, NY 10005

Gentlemen:

        Zenith Electronics Corporation, a Delaware corporation (the "Company"), confirms and amends its Sales Agency Agreement (the "Agreement") with Kidder, Peabody & Co. Incorporated (the "Agent") dated October 18, 1993, as follows:

        The term "Maximum Amount" as defined in Section 1 of the Agreement and used throughout the Agreement is changed to "2,250,000 shares" from "1,800,000 shares".

        All other terms and provisions of the Agreement remain in full force and effect.


                                              Very truly yours,

                                              ZENITH ELECTRONICS CORPORATION

                                              By: /s/ John Borst, Jr.
                                                 --------------------------
                                              Title: Vice President,
                                                     General Counsel
                                                 --------------------------

ACCEPTED as of the date first above written

KIDDER, PEABODY & CO. INCORPORATED

By: /s/ David Worley
   -------------------
Title: Vice President
     -----------------